UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2014

BioCryst Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4505 Emperor Blvd., Suite 200
Durham, North Carolina 27703
(Address of Principal Executive Offices)

(919) 859-1302
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2014, Compensation Committee of the Board of Directors of BioCryst Pharmaceuticals, Inc. (the “Company”), approved a special grant of performance based stock options to all eligible employees (the “2014 Special Performance Award”).  The 2014 Special Performance Award was based on the recommendation of the CEO, Jon Stonehouse, with the intent of further aligning all employees with shareholder interests through vesting of options upon the occurrence of important performance metrics that create greater value for the Company.  As part of his recommendation, Jon Stonehouse specifically requested not to be included in this special award, to allow more shares to be distributed to employees.  The 2014 Special Performance Award consists of a total of 1,250,000 performance-based stock options granted pursuant to the Company’s Stock Incentive Plan, the amount of each such award to be determined based upon the organizational level of the employee at the grant date.  The options shall vest upon the achievement of certain performance objectives as detailed below:

•	35% vest upon the successful filing of a New Drug Application for hereditary angioedema (“HAE”) prophylaxis;
•	30% vest upon successful completion of the first HAE patient with a second generation HAE compound;
•	20% vest upon the achievement of certain designated levels of RAPIVAB U.S. revenue; and
•	15% vest upon regulatory approval of BCX 4430 for its first indication.

The number of stock options granted to each of the Named Executive Officers included in the Company’s proxy statement for its 2014 Annual Meeting of Stockholders under the 2014 Special Performance Award is as follows:

Employee	Title	Stock Options Granted
Barnes, Alane	Vice President, General Counsel, and Corporate Secretary	62,000
Babu, Y.S.	Senior Vice President, Drug Discovery	90,000
Sheridan, William	Senior VP & CMO	113,000
Staab, Thomas	Senior VP & CFO	90,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2014	BioCryst Pharmaceuticals, Inc.

	By:	/s/ Alane Barnes
Alane Barnes
Vice President, General Counsel, and
Corporate Secretary